Exhibit 1.1

ETHZIlla CORPORATION

AMENDED AND RESTATED SALES AGREEMENT

August 22, 2025

Clear Street LLC

4 World Trade Center

New York, New York 10006

Ladies and Gentlemen:

WHEREAS, ETHZilla Corporation, a Delaware corporation (formerly 180 Life Sciences Corp.) (the “Company”), entered into a Sales Agreement, dated as of August 13, 2025 (“Initial Agreement”), with Clear Street LLC (“Clear Street”), and the Company and Clear Street desire to amend and restate the Initial Agreement in its entirety as set forth in this agreement (this “Agreement”).

The Company confirms its agreement with Clear Street as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (as defined below), it may issue and sell to or through Clear Street, acting as agent and/or principal, shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Shares”). The issuance and sale of Shares through Clear Street will be effected pursuant to the Registration Statement (as defined below). The Company acknowledges and agrees that sales of Shares under this Agreement may be made through affiliates of Clear Street.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”), with the U.S. Securities and Exchange Commission (the “Commission”), an “automatic shelf registration statement” as defined under Rule 405 on Form S-3 (File No. 333-289811), including a base prospectus, relating to certain securities, including the Common Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to Clear Street, for use by Clear Street, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Rules and Regulations, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Shares, is herein called the “Registration Statement.” Any registration statement and amendments thereto filed pursuant to Rule 462(b) of the Securities Act and relating to the offering covered by the Registration Statement is herein called a “Rule 462(b) Registration Statement” and, after such filing, the “Registration Statement” shall include any Rule 462(b) Registration Statement. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is consented to by Clear Street in writing (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) (hereinafter referred to as a “Permitted Free Writing Prospectus”), (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2. Agency and Principal Transactions.

(a) Each time that the Company wishes to issue and sell Shares hereunder through Clear Street, acting as agent (each, an “Agency Transaction”), it will notify Clear Street by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Clear Street set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Clear Street unless and until (i) in accordance with the notice requirements set forth in Section 4, Clear Street declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends, amends, supersedes, or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Clear Street in connection with the sale of Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Clear Street will have any obligation whatsoever with respect to an Agency Transaction or any Shares to be placed as part thereof unless and until the Company delivers a Placement Notice to Clear Street and Clear Street does not decline (and the Company does not suspend or terminate) such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b) The Company may also offer to sell the Shares directly to Clear Street, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule 2(b) hereto (with such changes thereto as may be agreed upon by the Company and Clear Street), relating to such sale in accordance with Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).

(c) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate number or gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of: (a) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (b) the number or dollar amount of Common Shares that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, or (c) the dollar amount of Common Shares for which the Company has filed a Prospectus (the lesser of (a)-(c), the “Maximum Amount”). Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 2 on the number or dollar amount of Shares that may be issued and sold under this Agreement or any Terms Agreement from time to time shall be the sole responsibility of the Company, and that Clear Street shall have no obligation in connection with such compliance.

3. Sale of Shares by Clear Street.

(a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Clear Street, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (or any successor principal market on which the Common Shares are listed or quoted, the “Exchange”) to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Clear Street may sell Shares in an Agency Transaction (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be “at the market” offering as defined in Rule 415 of the Rules and Regulations, including without limitation sales made through the Exchange or on any other existing trading market for the Common Shares. Clear Street will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Clear Street for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) of the Exchange Act Rules and Regulations, the Company will provide Clear Street, at Clear Street’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8, each dated the Settlement Date, and such other documents and information as Clear Street shall reasonably request. Clear Street shall not purchase Shares for its own account as principal unless expressly authorized to do so by the Company in a Terms Agreement. The Company acknowledges and agrees that (i) there can be no assurance that Clear Street will be successful in selling Shares, and (ii) Clear Street will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Clear Street to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3. Notwithstanding anything to the contrary contained herein, the sale of Shares in privately negotiated transactions cannot exceed 5% of the number of Common Shares that may be sold pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Shares are purchased and sold on the Exchange.

(b)(i) If the Company wishes to issue and sell the Shares to Clear Street pursuant to this Agreement in a Principal Transaction, it will notify Clear Street of the proposed terms of the Principal Transaction. If Clear Street, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Clear Street shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or Clear Street unless and until the Company and Clear Street have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Each sale of the Shares to Clear Street in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Clear Street. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Clear Street. The commitment of Clear Street to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by Clear Street pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, Clear Street in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to Clear Street given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and Clear Street shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Suspension of Sales.

(a) The Company or Clear Street may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such schedule may be amended in writing from time to time.

(b) If either Clear Street or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Shares, it shall promptly notify the other party, and Clear Street may, at its sole discretion, suspend sales of the Shares under this Agreement.

(c) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Clear Street, the Company shall not request the sale of any Shares, and Clear Street shall not be obligated to sell or offer to sell any Shares.

5. Settlement.

(a)  Settlement of Shares. Unless otherwise agreed in writing between the parties with respect to any Placement, settlement for sales of Shares in an Agency Transaction will occur on the Trading Day following the date on which such sales are made (each, an “Agency Settlement Date”; the earlier of the first such Agency Settlement Date and the first Principal Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Clear Street at which such Shares were sold, after deducting (i) Clear Street’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 or pursuant to any applicable Terms Agreement, (ii) any other amounts due and payable by the Company to Clear Street hereunder pursuant to Section 7(f) (Expenses), and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)  Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting Clear Street’s or its designee’s account (provided Clear Street shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal at Custodian system or by such other means of delivery as may be mutually agreed upon by the parties, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Clear Street will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company (or its transfer agent, if applicable) defaults on its obligation to deliver Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), it will (i) hold Clear Street harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Clear Street any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Clear Street that as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the date and time of each sale of any Shares pursuant to this Agreement (each of clauses (ii) and (iii), a “Time of Sale”), (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below):

(a)  Compliance with Registration Requirements. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; such Registration Statement, and any post-effective amendment thereto, shall have become effective under the Securities Act prior to the issuance of any Placement Notice by the Company. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1. of Form S-3.

(b) No Misstatement or Omission. At the respective times the Registration Statement and any amendments thereto became or become effective as to Clear Street, the Registration Statement and any amendments thereto conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was or will be issued, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. The foregoing representations and warranties in this paragraph (b) shall not apply to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, the Clear Street Information (as defined below).

(c)  No Stop Orders. No stop order suspending the effectiveness of the Registration Statement, nor any order preventing or suspending the use of the Prospectus, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.

(d)  Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), conformed in all material respects to the requirements of the Exchange Act Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, the Clear Street Information.

(e)  Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or the Prospectus.

(f)  Status of Issuer. (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, if any, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, if any, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act. The Company agrees to notify Clear Street promptly if the Company becomes an “ineligible issuer.”

(g)  Organization and Good Standing. The Company and 180 SPV Treasury Vehicle I, LLC and 180 Life Corp. (which are the only “significant subsidiaries” (as defined under Rule 1-02 of Regulation S-X) of the Company as of the date of this Agreement) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company, 180 SPV Treasury Vehicle I, LLC and 180 Life Corp. are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which such qualification is required and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (i) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (ii) would result in a materially adverse effect on the legality, validity or enforceability of this Agreement or (iii) materially delay or materially impair the ability of the Company to perform, or prevents the Company from performing, with its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(h)  The Sales Agreement; Terms Agreement. The Company has corporate power and authority to enter into and perform its obligations under this Agreement and any Terms Agreement and to consummate the transactions contemplated herein and therein. This Agreement has been duly authorized, executed and delivered by the Company. Any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(i)  The Shares. The Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement or any Terms Agreement, (i) will be duly and validly issued, fully paid and non-assessable, (ii) will be free and clear of any pledge, lien, encumbrance, security interest or other claim, and (iii) will conform to the descriptions thereof in the Registration Statement and the Prospectus. The issuance of the Shares will not, (a) obligate the Company to offer to issue, or issue, Common Shares or other securities to any person pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company or (c) be subject to any preemptive right, right of first offer, or any similar right of any person.

(j)  Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the Prospectus is accurate in all material respects as of the date indicated therein. All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as disclosed in the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or other similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)  No Restrictions on Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(l)  No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by this Agreement will not (i) violate any provision of the Second Amended and Restated Certificate of Incorporation or Seconded Amended and Restated Bylaws of the Company, in each case, as currently in effect, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation or imposition of any lien, charge or encumbrance upon or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, indenture, deed of trust, mortgage, lease, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of the Exchange, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(m)  No Consents Required. Except for the registration of the Shares under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and the Exchange in connection with the sale of the Shares under this Agreement or any Terms Agreement and the listing of the Shares on the Exchange, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or any Terms Agreement by the Company, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby and thereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(n)  Independent Auditors. M&K CPA’s, PLLC, who has certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Marcum LLP, who has certified certain financial statements of the Company and its subsidiaries as of December 31, 2023 and for the year ended December 31, 2023 included or incorporated by reference in the Prospectus, was formerly an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the rules of the PCAOB.

(o)  Financial Statements. The financial statements, together with the related notes, included or incorporated by reference in the Prospectus fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Prospectus. The financial statements, together with the related notes, included or incorporated by reference in the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included or incorporated by reference in the Prospectus. There is no pro forma or as adjusted financial information which is required to be included or incorporated by reference in the Prospectus, in accordance with Regulation S-X, which has not been included or incorporated as so required. All information contained in the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(p)  eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)  No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, other than as set forth or contemplated in the Prospectus; (ii) any change in the capital stock (other than the issuance of Common Shares upon exercise of stock options and warrants described as outstanding in the Prospectus or any award under any Exempt Plan and the grant of options and other awards under any Exempt Plan) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; or (iii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Prospectus.

(r)  Legal Proceedings. Except as set forth in the Prospectus, there is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary, which, individually or in the aggregate, has or would reasonably be expected to result in a Material Adverse Effect.

(s)  No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii) above, for any such violation or default that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)  Licenses or Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

(u)  Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(v) No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w) Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the Prospectus necessary for, or used in the conduct of their respective businesses (including as described in the Prospectus) (collectively, “Intellectual Property”), except where any failure to own or have rights to use such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property owned by the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who claim any ownership rights to any Intellectual Property owned by the Company and its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property owned by the Company and its subsidiaries, except, in each case of (i) and (ii), which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened in writing: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property owned by the Company and its subsidiaries; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other intellectual property rights of others, except, in each case of (A) through (C), which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and to the Company’s knowledge all such agreements are in full force and effect. The Company and its subsidiaries have taken all commercially reasonable steps to protect and maintain the Intellectual Property owned by the Company and its subsidiaries, except where any failure to so protect or maintain, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(x)  Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(y)  IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s actual knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

(z)  Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, all other local, state and federal laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

(aa)  Compliance with Health Care Laws. The Company and its subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its subsidiaries or any of their respective activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or regulatory bodies; (viii) all other local, state, federal, national, supranational, relating to the regulation of the Company or its subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

(bb)  Bank Holding Company Act. Neither the Company nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(cc)  Title to Real and Personal Property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects except such as are disclosed in the Prospectus, do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. The Company does not own any real property.

(dd) Compliance with ERISA; No Labor Dispute. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations. The Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which, individually or in the aggregate, would reasonably be expected to interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA, and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its subsidiaries is obligated to contribute for employees or former employees of the Company and its subsidiaries.

(ee)  Environmental Laws and Hazardous Materials. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its subsidiaries has received since January 1, 2024, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other person, that alleges that the Company or any subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any subsidiary’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any subsidiary has received since January 1, 2024, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other person, that alleges that such current or prior owner or the Company or any subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

(ff) Taxes. Each of the Company and 180 SPV Treasury Vehicle I, LLC have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company without subsequently being paid, settled or withdrawn. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code. For purposes of this Agreement, (i) “Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties; and (ii) “Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

(gg) Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2024, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

(hh)  Accounting Controls; Disclosure Controls. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Prospectus, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ii)  No Registration Rights. No person or entity has the right to require registration of Common Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or Clear Street for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement or by any Terms Agreement.

(kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) Listing. Except as disclosed in the Prospectus, the Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Shares are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. All of the Shares that have been or may be sold under this Agreement or any Terms Agreement have been approved for listing on the Exchange, subject only to official notice of issuance (if applicable); the Company has taken all necessary actions to ensure that, upon and at all times after the Exchange shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Exchange’s listing rules that are then in effect.

(mm)  Sarbanes-Oxley Act. The Company is, and since January 1, 2024 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(nn) Anti-Bribery and Anti-Money Laundering. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any such subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) otherwise violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) Statistical and Market Data. The statistical and market related data included or incorporated by reference in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(pp) Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region and non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)  Crypto Assets and Related Third-Party Arrangements.

(i) The Company owns, directly or indirectly, and has good and valid title to all material Crypto Assets reflected in its financial statements or otherwise held in connection with its business, free and clear of all liens, encumbrances, pledges, and security interests, other than as disclosed in the Prospectus.

(ii) The Company holds Crypto Assets either (i) in digital wallets or cold storage under its sole control, or (ii) through custodial arrangements with Coinbase Global, Inc. (the “Custodian”), which is subject to a written agreement with the Company that includes provisions addressing fiduciary duties (as applicable), asset segregation, loss and theft protections, incident reporting, and compliance with applicable law. To the Company’s knowledge, the Custodian is duly authorized or registered, as required, under applicable U.S. federal or state law to perform digital asset custody services and complies in all material respects with applicable regulatory requirements.

(iii) The Company has authorized Electric Treasury Edge, LLC (the “Asset Manager”) to manage or invest its Crypto Assets pursuant to an Asset Management Agreement dated as of August 4, 2025 (the “Asset Management Agreement”). The Asset Management Agreement (x) does not transfer beneficial ownership of the Crypto Assets, (y) preserves the Company’s right to withdraw or liquidate such assets upon reasonable notice, and (z) requires periodic performance and risk reporting. The Company conducts diligence on such service providers, monitors their activity, and maintains the ability to audit transactions and balances.

(iv) The Company has implemented internal controls, security protocols, and oversight procedures designed to safeguard its Crypto Assets, manage operational and custodial risks, and ensure accurate recordkeeping.

(v) The Company is in compliance with all applicable laws, rules, and regulations (including those administered by the SEC, Commodities Futures Trading Commission, FinCEN, OFAC, and applicable state regulators) governing the holding, custody, transfer, and management of Crypto Assets. To the Company’s knowledge, no part of its Crypto Assets portfolio has been used in violation of applicable Money Laundering Laws, counter-terrorist financing, or economic Sanctions laws.

(vi) The Company has not received any written notice from any governmental or regulatory authority asserting that its Crypto Asset activities, or those of any of the Custodian or the Asset Manager, are or have been in violation of law. The Company accounts for its Crypto Assets and related arrangements in accordance with GAAP, including current accounting guidance, and its disclosures reflect the nature of custodial relationships, risk of loss, and any arrangements that affect legal control.

For purposes of this Agreement, “Crypto Assets” means digital assets that are issued or transferred using distributed ledger or blockchain technology, including but not limited to cryptocurrencies (e.g., Bitcoin, Ethereum), stablecoins, and other fungible or non-fungible tokens held or used by the Company.

(rr) No Associated Persons; FINRA Matters. Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(ss)  No Acquisitions or Dispositions. Except as are described in the Prospectus, there are no contracts, letters of intent, term sheets, agreement, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of material interests in real or personal property.

(tt)  Other At The Market Sales Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” offering.

Any certificate signed by an officer of the Company and delivered to Clear Street or to counsel for Clear Street pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to Clear Street as to the matters set forth therein.

The Company acknowledges that Clear Street and, for purposes of the opinions to be delivered pursuant to Section 7, counsel to the Company and counsel to Clear Street, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Clear Street that:

(a)  Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by Clear Street under the Securities Act or the Rules and Regulations (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) (a “Delivery Period”), (i) the Company will notify Clear Street promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (ii) the Company will prepare and file with the Commission, promptly upon Clear Street’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Clear Street’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by Clear Street (provided, however, that the failure of Clear Street to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Clear Street’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or the Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to Clear Street within a reasonable period of time before the filing and Clear Street has not reasonably objected thereto (provided, however, that (x) the failure of Clear Street to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Clear Street’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement and (y) the only remedy that Clear Street shall have with respect to the failure by the Company to submit such filing to Clear Street for review (other than Clear Street’s rights under Section 9 hereof), shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Clear Street if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Shares, the Company shall file a final Prospectus Supplement pursuant to Rule 424(b) relating to the Shares.

(b)  Notice of Commission Stop Orders. The Company will advise Clear Street, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Company shall use its best efforts to obtain the withdrawal of such order.

(c)  Delivery of Prospectus; Subsequent Changes. During any Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act and the Rules and Regulations, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of the Exchange Act or the Exchange Act Rules and Regulations. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify Clear Street to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided however, that the Company may delay any such amendment or supplement if (i) there is no outstanding Placement Notice, (ii) Clear Street is not otherwise required to deliver the Prospectus under the Securities Act and the Rules and Regulations, and (iii) the Company believes, in the reasonable judgment of the Company, it is in the best interests of the Company not to file such amendment or supplement or effect such compliance. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not issue a Placement Notice to Clear Street.

(d)  Blue Sky Compliance. The Company shall promptly, from time to time, take such actions as Clear Street may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as Clear Street may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided, however, that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(e)  Earnings Statement. The Company will make generally available to its stockholders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(f)  Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement (and each amendment and supplement thereto) and the Prospectus (and each amendment and supplement thereto), (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d), including filing fees and associated legal expenses of Clear Street’s outside counsel, (iv) the printing and delivery to Clear Street of copies of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Clear Street’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $10,000 and, (viii) the reasonable fees and disbursements of Clear Street’s counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement or any Terms Agreement and the satisfaction of the Company’s covenants with respect to the First Delivery Date and (B) in an amount not to exceed $10,000 in connection with each Bring-Down Date (as defined below) on which the Company is required to provide a Bring-Down Certificate (as defined below).

(g)  Use of Proceeds. To apply the Net Proceeds as set forth in the Prospectus under the heading “Use of Proceeds.”

(h)  Clear Market. Without the prior written consent of Clear Street, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement or any Terms Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire Common Shares during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Clear Street hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement or any Terms Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement or any Terms Agreement and the 30th day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance, grant or sale of (i) Common Shares, options to purchase Common Shares or other securities under an Exempt Plan, (ii) Common Shares issuable upon the exercise of options or vesting of other securities, pursuant to any Exempt Plan, (iii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in the Prospectus, or (iv) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement, which are not issued for capital raising purposes.

(i)  Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares hereunder or pursuant to a Terms Agreement, advise Clear Street promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Clear Street pursuant to this Agreement or any Terms Agreement.

(j)  Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Clear Street or its agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Clear Street may reasonably request.

(k)  Required Filings Relating to Placement of Shares. The Company agrees that on such dates as the Securities Act or the Rules and Regulations shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) of the Rules and Regulation, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, the number of Shares sold under this Agreement and any Terms Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement and any Terms Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(l)  Bring-Down Dates; Bring-Down Certificate. On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(k)) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K); (iii) the Company files its Quarterly Reports on Form 10-Q under the Exchange Act (including any Form 10-Q/A containing amended financial information or a material amendment to the previously filed Quarterly Report on Form 10-Q); or (iv) the Company files a current report on Form 8-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv), a “Bring-Down Date”); the Company shall furnish Clear Street with a certificate, in the form attached hereto as Exhibit 7(l) (a “Bring-Down Certificate”), within one Trading Day of any Bring-Down Date, if requested by Clear Street. The requirement to provide a certificate under this Section 7(l) shall be waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide Clear Street with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or Clear Street sells any Shares pursuant to such Agency Transaction, the Company shall provide Clear Street with a Bring-Down Certificate, dated the date of the Placement Notice. With respect to any Principal Transaction, a Bring-Down Certificate shall be delivered on the Principal Settlement Date.

(m)  Legal Opinion. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall cause to be furnished to Clear Street written opinions of The Loev Law Firm, PC and Gunderson Dettmer Stough Villeneuve Frankling & Hachigian, LLP (“Company Counsels”) and negative assurance letter from The Loev Law Firm, PC, or other counsel satisfactory to Clear Street, in form and substance satisfactory to Clear Street and its counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Clear Street with a letter to the effect that Clear Street may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date). With respect to any Principal Transaction, the Company shall cause to be furnished to Clear Street written opinions of Company Counsels, or other counsel satisfactory to Clear Street, in form and substance satisfactory to Clear Street and its counsel, dated the Principal Settlement Date.

(n)  Comfort Letter. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall cause its independent accountants to furnish Clear Street a letter (a “Comfort Letter” and the first such letter, the “Initial Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Clear Street, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Clear Street in connection with registered public offerings, and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. With respect to any Principal Transaction, the Company shall cause its independent accountants to furnish Clear Street Comfort Letters, dated the date of the Terms Agreement and the Principal Settlement Date, in form and substance satisfactory to Clear Street.

(o)  Chief Accounting Officer’s Certificate. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, if requested by Clear Street, the Company shall have delivered to Clear Street a certificate executed by the Chief Accounting Officer of the Company, providing “management comfort” with respect to certain financial data included or incorporated by reference in the Prospectus, dated as of such date, in form and substance satisfactory to Clear Street (a “CAO Certificate”). With respect to any Principal Transaction, if requested by Clear Street, the Company shall have delivered to Clear Street a CAO Certificate, dated the date of the Terms Agreement and the Principal Settlement Date, in form and substance satisfactory to Clear Street.

(p)  Secretary’s Certificate. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall have delivered to Clear Street a certificate executed by the Secretary of the Company, dated as of such date, in form and substance satisfactory to Clear Street. With respect to any Principal Transaction, the Company shall have delivered to Clear Street a certificate executed by the Secretary of the Company, dated the date of the Principal Settlement Date, in form and substance satisfactory to Clear Street.

(q)  Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Shares to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than Clear Street; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 of the Exchange Act Rules and Regulations.

(r)  Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which they are engaged.

(s)  Compliance with Laws. The Company and each of its subsidiaries shall use commercially reasonable efforts to maintain, or cause to be maintained, all material Governmental Permits in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Governmental Permits and with applicable environmental laws, except where the failure to maintain or be in compliance with such Governmental Permits and laws could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)  Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u)  Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act, the Rules and Regulations, the Exchange Act, and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v)  No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Clear Street nor the Company (including its agents and representatives, other than Clear Street in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 of the Rules and Regulations), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.

(w)  Sarbanes-Oxley. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of Sarbanes-Oxley.

(x)  Affirmation. Each Placement Notice delivered by the Company to Clear Street and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Clear Street pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement execution, as the case may be).

(y)  Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in form and substance satisfactory to Clear Street. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form and substance satisfactory to Clear Street, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable actions necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or new shelf registration statement, as the case may be, from the date of effectiveness thereof.

8. Conditions to Clear Street’s Obligations. The obligations of Clear Street hereunder with respect to a Placement Notice or any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Clear Street of a due diligence review satisfactory to Clear Street in its reasonable judgment, and to the continuing satisfaction (or waiver by Clear Street in its sole discretion) of the following additional conditions:

(a)  Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices or any Terms Agreement and (ii) the sale of all Shares contemplated to be issued pursuant to any Placement Notice or Terms Agreement.

(b)  No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  No Misstatement or Material Omission. Clear Street shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Clear Street’s reasonable opinion is material, or omits to state a fact that in Clear Street’s opinion is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances then existing) not misleading.

(d)  No Material Adverse Effect. Except as disclosed in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Clear Street (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e)  Company Counsels Legal Opinions. Clear Street shall have received the opinions of Company Counsels and negative assurance letter required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion is required pursuant to Section 7(m).

(f)  Clear Street Counsel Legal Opinion. Clear Street shall have received from Paul Hastings LLP, counsel for Clear Street, such opinion or opinions and negative assurance letter, on or before the date on which the delivery of the Company Counsels legal opinions is required pursuant to Section 7(m), with respect to such matters as Clear Street may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)  Comfort Letters. Clear Street shall have received the Comfort Letters required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letters are required pursuant to Section 7(n).

(h)  CAO Certificate. Clear Street shall have received the CAO Certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(i)  Bring-Down Certificate. Clear Street shall have received the Bring-Down Certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(j)  Secretary’s Certificate. On or prior to the First Delivery Date and at each Principal Settlement Date, Clear Street shall have received a certificate, executed by the Secretary of the Company, in form and substance satisfactory to Clear Street and its counsel.

(k)  No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange.

(l)  Other Materials. On each date on which the Company is required to deliver a Bring-Down Certificate pursuant to Section 7(l), in addition to each of the deliverables otherwise required by Section 7, the Company shall have furnished to Clear Street such appropriate further information, certificates and documents as Clear Street may have reasonably requested. All deliverables shall have been in compliance, and delivered when required by, the provisions of this Agreement.

(m)  Securities Act Filings Made. All filings with the Commission required by Rule 424 of the Rules and Regulations to have been filed prior to the issuance of any Shares hereunder or under any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement in connection with any Principal Transaction within the applicable time period prescribed for such filing by Rule 424.

(n)  Listing on the Exchange. Either (i) the Shares shall have been approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the Exchange, at, or prior to, the First Placement Notice Date and the Exchange shall have reviewed such application and not provided any objections thereto.

(o)  No Termination Event. There shall not have occurred any event that would permit Clear Street to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a)  Indemnification of Clear Street by the Company. The Company shall indemnify and hold harmless Clear Street, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls Clear Street within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Clear Street Indemnified Parties,” and each a “Clear Street Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Clear Street Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (including any free writing prospectus), or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Clear Street Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Clear Street Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any such document made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Clear Street specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of Clear Street is its name (the “Clear Street Information”).

The indemnity agreement in this Section 9(a) is not exclusive and is in addition to each other liability which the Company might have, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Clear Street Indemnified Party.

(b)  Indemnification of the Company by Clear Street. Clear Street shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including any issuer free writing prospectus), or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any such document, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Clear Street specifically for use therein, which information the parties hereto agree is limited to the Clear Street Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.

The indemnity agreement in this Section 9(b) is not exclusive and is in addition to each other liability which Clear Street might have, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Company Indemnified Party.

(c)  Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses); and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or Clear Street in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Clear Street if the indemnified parties under this Section 9 consist of any Clear Street Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (i) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (ii) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)  Contribution. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Clear Street on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the Company, on the one hand, and Clear Street, on the other, with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Clear Street, on the other, with respect to such offering shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares received by the Company bear to the total compensation received by Clear Street from the sale of the Shares on behalf of the Company. The relative fault of the Company, on the one hand, and Clear Street, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Clear Street, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of Clear Street for use in the Registration Statement, the Prospectus (including any free writing prospectus), or in any amendment or supplement thereto, consists solely of the Clear Street Information.

(e)  Contribution Procedure. The Company and Clear Street agree that it would not be just and equitable if contributions pursuant to Section 9(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 9(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9, Clear Street shall not be required to contribute any amount in excess of the amount by which total compensation received by Clear Street from the sale of Shares on behalf of the Company exceeds the amount of any damages which Clear Street has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Clear Street, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor, or (iii) any termination of this Agreement.

11. Termination.

(a)  Clear Street shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) the Company shall have suffered any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, that, in the judgment of Clear Street, may materially impair the ability of Clear Street to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (iii) any other condition of Clear Street’s obligations hereunder is not fulfilled as and when required, or (iv) any suspension or limitation of trading in the Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Clear Street elects to terminate this Agreement as provided in this Section 11(a), Clear Street shall provide the required notice as specified in Section 12 (Notices).

(b)  In the case of any purchase by Clear Street pursuant to a Terms Agreement, the obligations of Clear Street pursuant to such Terms Agreement shall be subject to termination by Clear Street at any time prior to or on the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been any Material Adverse Effect or material change in the senior management of the Company, whether or not arising in the ordinary course of business; (B) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in Clear Street’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; (C) trading in any securities of the Company has been suspended by the Commission or by the Exchange, or if trading generally on the Nasdaq has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other governmental authority; (D) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of Clear Street, would reasonably be expected to result in a Material Adverse Effect; or (E) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of Clear Street, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If Clear Street elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.

(c)  The Company shall have the right, by giving 10 days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(d)  Clear Street shall have the right, by giving 10 days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(e)  Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Clear Street on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(f) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) shall remain in full force and effect.

(g)  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Clear Street or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to Clear Street any discount or commission with respect to any Shares not otherwise sold by Clear Street under this Agreement; provided, however, that the Company shall remain obligated to reimburse Clear Street’s expenses pursuant to Section 7(f) (Expenses).

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to Clear Street, shall be delivered or sent by mail or email to Clear Street LLC, Attention: General Counsel, 4 World Trade Center, New York, New York 10006, email: bfriedman@clearstreet.io; and

(b) if to the Company shall be delivered or sent by mail or email to Blair Jordan, McAndrew Rudisill and Eric Van Lent, emails: bjordan@ethzilla.com, mcandrew@ethzilla.com, and eric.van.lent@ethzilla.com, with copies to (which shall not constitute notice to): David M. Loev and Keith J. Scherer, emails: dloev@loevlaw.com and kscherer@gunder.com.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon Clear Street, the Company and their respective successors and assigns and the persons referred to in Section 9 hereof. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement, or any provisions herein or therein contained, this Agreement or any such Terms Agreement and all conditions and provisions hereof or thereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement or such Terms Agreement shall also be for the benefit of the Clear Street Indemnified Parties, and the indemnities of Clear Street shall be for the benefit of the Company Indemnified Parties. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that Clear Street may assign its rights and obligations hereunder to an affiliate of Clear Street without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Shares.

15. Entire Agreement; Construction; Amendment. This Agreement (including any Placement Notices issued pursuant hereto), together with any Terms Agreements, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement or any Terms Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement and any Terms Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement or any such Terms Agreement. This Agreement and any Terms Agreement may be amended or modified, and the observance of any term of this Agreement and any Terms Agreement may be waived, only by a writing signed by the Company and Clear Street.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law, Jurisdiction, Waiver of Jury Trial. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement or by any Terms Agreement, the Registration Statement, or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)  Clear Street has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and by any Terms Agreement and that no fiduciary, advisory or agency relationship between the Company and Clear Street has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Clear Street has advised or is advising the Company on other matters;

(b)  the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;

(c)  the Company has been advised that Clear Street and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Clear Street has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)  the Company waives, to the fullest extent permitted by law, any claims it may have against Clear Street, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Clear Street shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Research Analyst Independence. The Company acknowledges that Clear Street’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Clear Street’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or its securities that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Clear Street with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Clear Street’s investment banking division. The Company acknowledges that Clear Street is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

20. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Definition of Certain Terms. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 of the Rules and Regulations, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (d) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (e) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (f) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that Clear Street is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Clear Street of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that Clear Street is a Covered Entity and Clear Street or a BHC Act Affiliate of Clear Street becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Clear Street are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Clear Street, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Clear Street.

Very truly yours,

CLEAR STREET LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director

ACCEPTED as of the date first-above written:

ETHZILLA CORPORATION

By:	/s/ Blair Jordan
Name:	Blair Jordan
Title:	Chief Executive Officer

SCHEDULE 1

form of PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Clear Street At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Sales Agreement between ETHZilla Corporation (the “Company”) and Clear Street LLC (“Clear Street”) dated August 22, 2025 (the “Agreement”), I hereby request on behalf of the Company that Clear Street sell up to [                         ] shares of the Company’s Common Shares (as defined in the Agreement) at a minimum market price of $[                  ] per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

Blair Jordan	Chief Executive Officer

Eric R. Van Lent	Chief Accounting Officer

McAndrew Rudisill	Executive Chairman

Clear Street

Ryan Gerety	Managing Director – Chief Operating Officer

atmtrading@clearstreet.io

SCHEDULE 2(b)

ETHZILLA CORPORATION

[_________________] SHARES

terms AGREEMENT

____, 20__

Clear Street LLC

4 World Trade Center

New York, New York 10006

Ladies & Gentlemen:

ETHZilla Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Sales Agreement, dated August 22, 2025 (the “Sales Agreement”), between the Company and Clear Street LLC (“Clear Street”), to issue and sell to Clear Street the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by Clear Street, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to Clear Street, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Clear Street, and Clear Street agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to Clear Street trading in the Common Shares for Clear Street’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between Clear Street and the Company.

ETHZILLA CORPORATION

By:
Name:
Title:

Accepted and agreed as of the date first above written:

CLEAR STREET LLC

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.0001 per share

Number of Shares of Purchased Securities:

[●] Shares

Purchase Price Payable by Clear Street:

$[●] per Share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To Clear Street’s account, or the account of Clear Street’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Amended and Restated Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the opinions of Company Counsels and negative assurance letter of The Loev Law Firm, PC, referred to in Section 8(e);

(2) the opinion and negative assurance letter of counsel to Clear Street referred to in Section 8(f);

(3) the Comfort Letters referred to in Section 8(g);

(4) the CAO Certificate referred to in Section 8(h);

(5) the Bring-Down Certificate referred to in Section 8(i);

(6) the Secretary’s Certificate referred to in Section 8(j); and

(7) such other documents as Clear Street shall reasonably request.

SCHEDULE 3

Compensation

Clear Street shall be paid compensation up to 3% of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

Exhibit 7(l)

OFFICER’S CERTIFICATE

[DATE]

The undersigned, the duly qualified and elected Chief Executive Officer, of ETHZilla Corporation (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Amended and Restated Sales Agreement dated August 22, 2025 (the “Sales Agreement”) between the Company and Clear Street LLC, that, to the best of the knowledge of the undersigned:

(a) The representations and warranties of the Company in Section 6 of the Sales Agreement (i) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (ii) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(b) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof; and

(c) The Company does not possess any material non-public information.

By:
Name:
Title: